Exhibit 10.1

Dated the 26th of February, 2026

All AI Co., Limited

and

Guardforce AI Co., Limited

and

GFAI Robot Service (Hong Kong) Limited

SALE AND PURCHASE AGREEMENT

relating to the sale and purchase of

the entire issued share capital of MGAI Limited

TABLE OF CONTENT

1.	DEFINITIONS AND INTERPRETATIONS	2
2.	SALE AND PURCHASE OF SHARES	8
3.	CONDUCT OF BUSINESS	15
4.	INTELLECTUAL PROPERTY RIGHTS	17
5.	COMPLETION	18
6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	18
7.	POST-COMPLETION OBLIGATIONS	21
8.	SEVERABILITY	21
9.	NO WAIVER	21
10.	ENTIRE AGREEMENT	22
11.	TIME	22
12.	ASSIGNMENT	22
13.	CONFIDENTIALITY	22
14.	COSTS AND EXPENSES AND STAMP DUTY	23
15.	TERMINATION OF AGREEMENT	24
16.	GOVERNING LAW AND JURISDICTION	26
17.	NOTICES AND OTHER COMMUNICATIONS	26
18.	MISCELLANEOUS	27
Schedule 1		31
Schedule 2		32
Schedule 3		39
Schedule 4		41

- i -

This Agreement is made on the 26th of February, 2026

AMONG:

(1)	All AI Co., Limited, incorporated under the laws of British Virgin Islands, located at ICS Corporate Services (BVI) Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands (hereinafter referred to as the “Vendor”);

(2)	Guardforce AI Co., Limited, incorporated under the laws of the Cayman Islands, located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (hereinafter referred to as the “Purchaser I”); and

(3)	GFAI Robot Service (Hong Kong) Limited, incorporated under the laws of Hong Kong, located at Flat 04, 5/F, Guardforce Center Building, No. 3 Hok Yuen Street East, Hung Hom, Kowloon, Hong Kong (hereinafter referred to as the “Purchaser II”).

(Purchaser I and Purchaser II are hereinafter referred to collectively as the “Purchasers”)

WHEREAS:

(A)	MGAI Limited (“Company”) is a company incorporated with limited liability under the laws of Hong Kong whose registered office is Room 602, 6th Floor, Kai Yue Commercial Building, 2C Argyle Street, Mongkok, Kowloon, Hong Kong.

(B)	The Purchasers intend to purchase all of the issued shares in the capital of the Company.

(C)	As of the date of this Agreement, the Company has an issued share capital of HKD10,000.00 divided into 10,000 ordinary shares (the “Shares”).

(D)	It is contemplated that prior to the execution of this Agreement by the Parties, the Shares shall be transferred from 尚瀟楠(Xiaonan Shang), the sole beneficial owner of the entire issued shares of this company, to the Vendor, and as of the date of this Agreement, the Vendor is the sole legal and beneficial owner of the Shares.

(E)	The Vendor agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Vendor, the Sale Shares (as defined below) on the terms and subject to the conditions of this Agreement.

(F)	The Parties hereto agree to sign this Agreement on the terms and conditions hereinafter appearing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	As used in this Agreement, unless otherwise expressed or required by context, the following expressions shall have the respective meanings set opposite thereto, as follows:-

Expression	Meaning

“Accounts”	The audited profit and loss account and balance sheet of the Company for the financial year ended on the Accounts Date.

“Accounts Date”	The fourth day of February, 2026.

“Acquisition”	The transactions contemplated by this Agreement pursuant to which the Purchasers acquire from the Vendor the Sale Shares, pursuant to the terms and conditions under this Agreement, resulting in the Purchasers acquiring (i) full legal and beneficial ownership of the entire issued shares of the Company and (ii) ability to direct the management, operations and financial policies of the Group Entities, as described in Clause 2.2.

“Applicable Laws”	With respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Bonus Shares”	Has the meaning given in Clause 2.9.

“Business Day”	Any day other than a Saturday, Sunday or public holiday on which the Hong Kong and Shanghai Banking Corporation Limited is open for business in Hong Kong.

“Cash Amount”	Has the meaning given in Clause 2.4.

“China”	The People’s Republic of China.

“Company”	MGAI Limited, a private company limited by shares and incorporated in Hong Kong, short particulars of which are set out in Schedule 1.

“Company Intellectual Property”	Intellectual Property Rights which have been or are in the process of being registered with any applicable registry (including all renewals, extensions and applications for registration) and which are owned by the Company.

“Completion”	Completion of the sale and purchase of the Sale Shares which is to be effected on the Completion Date in accordance with Clause 5.

“Completion Date”	The date on which Completion is required to take place, having the meaning given in Clause 5.1.

“Confidential Information”	All Intellectual Property Rights, Know-How, trade secrets and other information of a confidential nature (including all proprietary technical, industrial, operational, financial and commercial information and techniques and trade secrets and technical secrets in whatever form held, such as paper, electronically stored data, magnetic media film and microfilm or orally).

“Consideration Shares”	Has the meaning given in Clause 2.4.

“Contingent Liability”	All debts or obligations arising from various causes prior to the Completion Date that are due to the Company after the Completion Date of the Company, including, but not limited to, liabilities that are not included in the Company’s Accounts, or that are included in the Company’s Accounts, but for which the Company assumes a liability greater than the amount stated in the Company’s Accounts.

“Cumulative Achievement Ratio”	Has the meaning given in Clause 2.7.

“Cumulative Revenue Target”	The cumulative revenue target for the combined three-year period, having the meaning given in Clause 2.7.

“Deferred Consideration Shares”	Has the meaning given in Clause 2.7.

“Disclosed”	Disclosed by the Disclosure Letter fairly and accurately and with sufficient particularity to enable the Purchasers to assess the full impact on the Group Entities of the matter, fact or circumstance disclosed.

“Disclosure Letter”	The letter of the same date as this Agreement (including the contents of any schedule or appendix thereto) from the Vendor to the Purchasers, executed and delivered immediately prior to the signing of this Agreement in the agreed form, disclosing exceptions to the Warranties.

“Encumbrance”	Any claim, mortgage, charge, pledge, lien, restriction, assignment, power of sale, hypothecation, security interest, title retention, trust arrangement, subordination arrangement, contractual right of set-off or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement, arrangement or obligation to create any of the same and “Encumber” shall be construed accordingly.

“ESOP Scheme”	Any employee share incentive plan, employee share option plan or any other similar plan, scheme or arrangement which may confer on any current or former employee, director or officer of any Group Entity any right or option to own or purchase any shareholding or equity interest in any Group Entity or entitlement to any right or benefit attaching to such shareholding or equity interest, or any profit sharing or similar arrangements with any current or former employee, director or officer.

“Force Majeure Event”	Any event or circumstance beyond the reasonable control of the affected Party which prevents, hinders or delays (as the case may be) that Party from performing its obligations under this Agreement (other than an obligation to pay money), including but not limited to: (i) acts of God, fire, flood, storm, typhoon, earthquake or other natural disaster; (ii) war (whether declared or not), invasion, act of terrorism, sabotage, riot, civil commotion or disorder; (iii) compliance with any law, regulation, order, direction, requisition or requirement of any governmental, regulatory or competent authority (including any quarantine, lockdown, travel restriction or other measure imposed in response to an epidemic or pandemic); (iv) epidemic, pandemic or outbreak of infectious disease (including any mutation or variation thereof); (v) strikes, lock-outs or other industrial action (excluding any affecting only the employees of the affected Party or its affiliates); or (vi) any other event or circumstance of a similar nature to those described in paragraphs (i) to (v) above which is beyond the reasonable control of the affected Party.

“Group”	Company and the Subsidiary collectively, “Group Entity” means any one of them, and “Group Entities” shall be construed accordingly.

“Group Intellectual Property”	Intellectual Property Rights which are owned by, have been or are in the process of being registered with any applicable registry (including all renewals, extensions and applications for registration) by, or licensed to, the Company or the Subsidiary for use as of the date of this Agreement, including the Subsidiary Intellectual Property.

“HK$”	Hong Kong Dollar.

“Hong Kong”	The Hong Kong Special Administrative Region of the People’s Republic of China.

“Intellectual Property Rights”	All intellectual property, including patents, utility models, trade or service marks, trade names, business names, domain names, e-mail address names, right in designs or inventions, copyrights, database rights, moral rights, topography rights, know-how and trade secrets; rights under licenses, consents, orders, statutes or otherwise in relation to a right specified in the foregoing; and rights of the same or similar effect or nature as or to those specified in the foregoing, in each case, whether or not registered or registrable and including registrations and applications for registration of any of these and rights to apply for the same and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these in any part of the world.

“Know-How”	All unpatented, secret, substantial and identified know-how, expertise, technical or other information developed or acquired by the Group Entities including all related ideas, concepts, methods, inventions, discoveries, improvements, modifications, data, formulae, algorithms, processes, techniques, specifications, recipes, drawings, designs, and customer information, projections, analyses and market studies.

“Losses”	In respect of any matter, event or circumstance, all demands, claims (including compensation claims), actions, proceedings, awards, judgments, settlements, damages, payments, interest, fines, penalties, losses, costs (including legal costs, professional advisers’, experts’ and consultants’ fees and costs of investigation, defence, appeal, enforcement and remediation), expenses (including Tax) and disbursements and other liabilities in case of any nature whatsoever that are actually incurred.

“Parties”	The Purchasers and the Vendor collectively.

“PDPO”	Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong).

“Purchase Price”	The total consideration for the Sale Shares, having the meaning given in Clause 2.4.

“Review Date”	Has the meaning given in Clause 2.7.

“Sale Shares”	10,000 ordinary shares representing all of the issued shares in the capital of the Company, as shown in Schedule 1.

“Securities Act”	Has the meaning given in Clause 2.5.

“Shares”	Has the meaning given in Recital (C).

“Shortfall Year”	Has the meaning given in Clause 2.7.

“Statutory Holding Period”	Has the meaning given in Clause 2.5.2.

“Statutory Restrictions”	Has the meaning given in Clause 2.5.

“Subsidiary”	Has the meaning given in Clause 2.2.1.

“Subsidiary Intellectual Property”	All Intellectual Property Rights which are held by the Subsidiary immediately prior to the date of this Agreement, and which is used in or for the business of the Group or otherwise related to the business of the Group, including the registered trademarks and copyrights set out in Schedule 4.

“Subsidiary Interest”	Has the meaning given in Clause 2.2.1.

“Tax” or “Taxation”	(i) Any liability to any form of taxation whenever created or imposed and whether of Hong Kong and without prejudice to the generality of the foregoing includes profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on income, estate duty, capital duty, stamp duty, payroll tax, withholding tax, rates, customs and excise duties and generally any tax, duty, impost, levy or rate or any amount payable to the revenue, customs or fiscal authorities whether of Hong Kong or of any other part of the world, and (ii) all costs, interest, penalties, charges and expenses incidental or relating to taxation which is the subject of the Warranties to the extent that the same is/are payable or suffered by the Company.

“Termination Event”	Any of the events or circumstances listed in Clause 15.1 that entitles a Party to terminate this Agreement in accordance with its terms and conditions.

“Total Entitlement”	Has the meaning given in Clause 2.7.

“US$”	United States Dollar.

“Vendor’s Designated Account(s)”	Has the meaning given in Part 2 of Schedule 3.

“Vesting Schedule”	Has the meaning given in Clause 2.6.

“Warranties”	Has the meaning given in Clause 6 and Schedule 2.

1.2	Interpretation

1.2.1	References to Clauses, Schedules, Recitals and Annexures are references to clauses, schedules, recitals and annexures of this Agreement and all shall form part of this Agreement.

1.2.2	The titles of all levels of this Agreement are for convenience of reading only, and the titles do not affect the interpretation of the contents of this Agreement, and the specific rights and obligations of this Agreement shall be defined and interpreted in accordance with specific contents stated in the terms and conditions.

1.2.3	Words and expressions in the singular include the plural and vice versa and words importing a gender include every gender.

1.2.4	References to a person include any public body and any body of persons, corporate, unincorporated associations and partnership.

1.2.5	Unless otherwise agreed herein, if the last day of the performance date or performance period agreed herein is a non-Business Day, the first Business Day following such non-Business Day shall be the last day of performance date or performance period.

1.2.6	All references to time in this Agreement are to Hong Kong time.

1.2.7	References to Ordinances, statutes, legislation or enactments shall be construed as references to such Ordinances, statutes, legislation or enactments as may be amended or re-enacted from time to time and for the time being in force.

1.2.8	Any reference to a document in the “agreed form” is to the form of the relevant document in the terms agreed between the Vendor and the Purchasers prior to Completion (in each case with such amendments as may be agreed by or on behalf of the Vendor and the Purchasers).

2.	SALE AND PURCHASE OF SHARES

2.1	Subject to the terms and conditions of this Agreement, the Vendor as the sole legal and beneficial owner hereby agrees to sell, assign, transfer, and convey to the Purchasers, and the Purchasers hereby agree to purchase from the Vendor, at the Purchase Price, the Sale Shares free and clear of all Encumbrances (including, without limitation, any lien, pledge, charge, claim, security interest, mortgage, option, right of first refusal, preemptive right, or other encumbrance or adverse claim of any kind) and free from any third-party rights of whatsoever nature, together with all rights, title, interest, benefits, and privileges now or hereafter becoming attached thereto (including, but without limitation, the right to receive all dividends and distributions declared, made or paid on or after the date hereof).

2.2	The interests, rights, title, benefits, and interests attaching to or accruing in respect of the Sale Shares (whether now or hereafter), include, but not limited to, the following:

2.2.1	the 61.8489% equity interest (the “Subsidiary Interest”) held by the Company in Shenzhen Muyan Education Technology Consulting Co., Ltd. (Literal Translation of 深圳市慕言教育科技咨询有限公司 with Unified Social Credit Code: 91440300MA5F3QTB1X) (the “Subsidiary”);

2.2.2	all right to exercise voting power, control, decision-making, management and administration rights in respect of the Company (as a shareholder) and indirectly, through the Subsidiary Interest, over the Subsidiary;

2.2.3	all economic and beneficial interests, whether direct or indirect or whether existing or potential, in the tangible or intangible assets, property, contracts, operating rights, goodwill, and other property interests of the Company and the Subsidiary, whether or not reflected in the financial records of the Company; and

2.2.4	all other rights, privileges, and benefits of any nature whatsoever attaching to or deriving from the Sale Shares or the Subsidiary Interest (whether legal, equitable, or otherwise), such that the transfer of the Sale Shares shall confer on the Purchasers complete control over the Company and, indirectly through the Subsidiary Interests, majority control over the Subsidiary, together with the ability to direct the operating and financial policies of the Company and the Subsidiary.

2.3	The Vendor hereby irrevocably waive and shall procure, at or prior to Completion, the irrevocable waiver of any restrictions on transfer (including rights of pre-emption) which may exist in relation to the Sale Shares, whether under the articles of association of the Company or otherwise.

2.4	Subject to the terms and conditions of this Agreement, it is agreed that the Purchase Price payable for the Sale Shares shall be satisfied by the Purchasers at Completion in a combination of (i) cash in the amount of Three Hundred Thousand US Dollars (US$300,000) (the “Cash Amount”), payable in full by the Purchaser II at the Completion and (ii) the allotment and issuance by Purchaser I in the name of Aureon Johan Co., Ltd of Five Million (5,000,000) restricted ordinary shares of par value US$0.12 each of Purchaser I (the “Consideration Shares”) in uncertified, book-entry form at Completion. The Purchaser I is presently listed on the US Nasdaq Markets under the symbol “GFAI”. The Purchasers undertake to assist the Vendor and Aureon Johan Co., Ltd with the issuance of the Consideration Shares and, upon the Vendor’s written request and subject to the Aureon Johan Co., Ltd’s compliance with the applicable requirements of Rule 144 (including satisfaction of the Statutory Holding Period (as defined below)), shall cause legal counsel to the Purchasers to issue an opinion letter and instruct the Purchaser I’s transfer agent to remove the restrictive legends from the certificates representing such Consideration Shares.

2.5	The Consideration Shares shall be issued as “Restricted Securities” under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Vendor acknowledges and agrees that these Consideration Shares are subject to a mandatory six-month holding period under Rule 144 promulgated under the Securities Act (the “Statutory Restrictions”). The Consideration Shares to be issued to Aureon Johan Co., Ltd pursuant to this Agreement have not been registered under the Securities Act, or any state securities laws, and are being issued in reliance upon exemptions from registration thereunder. The Vendor acknowledges and agrees to procure Aureon Johan Co., Ltd to comply with the following requirements:

2.5.1	the Consideration Shares may not be sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an available exemption from registration, including the requirements of Rule 144;

2.5.2	the Consideration Shares are subject to a minimum holding period of six (6) months from the date of issuance, as required under Rule 144(d) (the “Statutory Holding Period”), during which time no sale or transfer may be made in reliance on Rule 144;

2.5.3	any certificates representing the Consideration Shares shall bear a restrictive legend substantially in the form set forth below, and stop-transfer instructions shall be placed with the Company’s transfer agent with respect to such shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY AND TRANSFER AGENT”; and

2.5.4	the Purchaser I shall be under no obligation to register the Consideration Shares for resale under the Securities Act.

2.6	Notwithstanding the transfer restrictions set forth herein, the Consideration Shares shall vest and become eligible for release in accordance with the performance-based vesting schedule set forth in this Section (the “Vesting Schedule”), contingent upon the achievement by the Subsidiary of the annual revenue targets specified below. Upon satisfaction of each applicable revenue target, the restrictions applicable to the corresponding tranche of Consideration Shares shall terminate, and such shares shall be released to Aureon Johan Co., Ltd, subject to compliance with the Securities Act, Rule 144, and any applicable Statutory Holding Period then in effect:

2.6.1	Tranche 1 (30%): Thirty percent (30%) of the Consideration Shares shall vest upon the Subsidiary achieving annual revenue equal to or exceeding Five Hundred Thousand United States Dollars (US$500,000) during Fiscal Year 2026;

2.6.2	Tranche 2 (30%): Thirty percent (30%) of the Consideration Shares shall vest upon the Subsidiary achieving annual revenue equal to or exceeding One Million United States Dollars (US$1,000,000) during Fiscal Year 2027; and

2.6.3	Tranche 3 (40%): Forty percent (40%) of the Consideration Shares shall vest upon the Subsidiary achieving annual revenue equal to or exceeding One Million Five Hundred Thousand United States Dollars (US$1,500,000) during Fiscal Year 2028.

For purposes of this Clause, “annual revenue” shall mean the aggregate revenue of the Subsidiary as determined in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board, consistently applied, as reflected in the audited financial statements of the Subsidiary for the applicable Fiscal Year. In the event that a revenue target is not achieved in the applicable Fiscal Year, the corresponding tranche of Consideration Shares shall remain subject to the restrictions set forth herein and shall not vest unless and until such revenue target is subsequently achieved pursuant to the cumulative catch-up mechanism set forth in Clause 2.7 or otherwise waived by the Company in writing.

Subject to Clause 2.7, in the event that the Subsidiary fails to achieve any annual revenue target set forth in the Vesting Schedule by the end of the applicable Fiscal Year, and such revenue target remains unachieved as of the conclusion of Fiscal Year 2028, the unvested portion of the Consideration Shares corresponding to such unmet revenue target shall be automatically forfeited by Aureon Johan Co., Ltd and cancelled by Purchaser I, without any further action required by any of the Parties or the Company. Such forfeiture and cancellation shall be effective as of the last day of Fiscal Year 2028, and Aureon Johan Co., Ltd shall have no further right, title, or interest in or to such forfeited Consideration Shares. The Vendor acknowledges and agrees and shall procure Aureon Johan Co., Ltd to acknowledge, agree, and accept that, upon such forfeiture and cancellation, neither the Purchasers nor the Company shall have any liability, obligation, or duty to the Vendor or Aureon Johan Co., Ltd with respect to the forfeited Consideration Shares, including without limitation any obligation to pay compensation, damages, or other amounts in lieu thereof. The Vendor hereby waives and shall procure Aureon Johan Co., Ltd to waive any and all claims against the Purchasers and the Company arising out of or relating to such forfeiture and cancellation.

2.7	Notwithstanding the annual revenue targets set forth in Clause 2.6, the vesting of the Consideration Shares shall be subject to the cumulative catch-up mechanism set out in this Clause. In the event the revenue target for any year during the lock-up period (“Shortfall Year”) is not achieved, the portion of the Consideration Shares scheduled to vest in respect of that year shall be deferred (“Deferred Consideration Shares”). At the end of Fiscal Year 2028 (the “Review Date”), the Parties shall calculate the cumulative achievement ratio, being the aggregate revenue achieved across the three-year period divided by the Cumulative Revenue Target defined as an aggregate total of Three Million US Dollars (US$ 3,000,000) across the three-year period (the “Cumulative Achievement Ratio”). Aureon Johan Co., Ltd’s total entitlement to the Consideration Shares shall be equal to the Cumulative Achievement Ratio multiplied by the 5,000,000 Consideration Shares (the “Total Entitlement”), subject to the following conditions:

2.7.1	in no event shall the Total Entitlement exceed 5,000,000 Consideration Shares;

2.7.2	if the Cumulative Achievement Ratio exceeds 1.0, it shall be deemed to be 1.0 for the purpose of calculating the Total Entitlement; and

2.7.3	any Consideration Shares that have already vested in any prior year (including those vested because an annual revenue target was met) shall be credited against this Total Entitlement.

2.8	On the Review Date, only the remaining balance of the Deferred Consideration Shares required to reach the Total Entitlement (after crediting previously vested shares under Clause 2.7.3) shall vest. For the avoidance of doubt:

2.8.1	any Consideration Shares that vested in a prior year because the applicable annual target was achieved shall remain vested and are not subject to forfeiture, return or cancellation, even if the three-year Cumulative Achievement Ratio results in a Total Entitlement lower than the aggregate vested number of the Consideration Shares; and

2.8.2	any portion of the Consideration Shares that does not vest in accordance with the Total Entitlement calculation on the Review Date shall be immediately and automatically forfeited and cancelled for nil consideration, and the Vendor or Aureon Johan Co., Ltd shall have no further rights with respect to such shares.

2.9	If the Cumulative Achievement Ratio exceeds 1.0, Aureon Johan Co., Ltd shall be entitled to additional shares in Purchaser I (“Bonus Shares”). The number of Bonus Shares shall be calculated as 5,000,000 Consideration Shares multiplied by (Cumulative Achievement Ratio minus 1.0). The Bonus Shares shall be issued within one (1) month from the Review Date as “Restricted Securities” under the U.S. Securities Act of 1933 subject to the same terms and conditions applicable to the Consideration Shares, including the Statutory Restrictions, except that they shall not be subject to the vesting conditions under Clauses 2.6, 2.7 and 2.8, but instead be subject to the conditions set out in Clause 2.10.

2.10	The vesting of each tranche of the Consideration Shares (including any Deferred Consideration Shares vesting on the Review Date) and the issuance of any Bonus Shares are strictly contingent upon Mr. Shang Xiaonan’s continuous service as a director of the board of the Company up to the applicable vesting or issuance date, whichever is later (the “Service Condition”) and subject to the following terms and conditions:

2.10.1	If Mr. Shang Xiaonan ceases to be a director of the Company due to his voluntary resignation or removal for cause, any then-unvested portion of the Consideration Shares and the Deferred Consideration Shares, and any right to Bonus Shares shall be immediately and automatically forfeited and cancelled for nil consideration.

2.10.2	If the Company removes Mr. Shang Xiaonan as a director without cause, or Mr. Shang Xiaonan ceases to serve as a director due to his death or permanent disability, the Service Condition shall be deemed waived with respect to the Bonus Shares and the Consideration Shares, but the vesting of the Consideration Shares shall remain subject to the achievement of the annual revenue targets in Clause 2.6 and, where applicable, the cumulative catch-up mechanism under Clauses 2.7 and 2.8.

2.10.3	For the avoidance of doubt, the Parties hereby agree that any change in Mr. Shang Xiaonan’s position, title, authority, or access to resources within the Company following a removal without cause shall not constitute a valid excuse, defense, or ground for a claim of prevention of performance regarding any failure to satisfy the annual revenue targets under Clause 2.6.

2.11	Any Consideration Shares that remain unvested at any given time shall be subject to the following restrictions until they vest in accordance with the Vesting Schedule:

2.11.1	the unvested Consideration Shares shall be non-transferable, such that the Vendor shall procure Aureon Johan Co., Ltd (as the holder) not to sell, transfer, assign, pledge, Encumber or otherwise dispose of any interest therein;

2.11.2	the unvested Consideration Shares shall carry no economic rights, including but without limitation, the right to receive dividends and distributions declared, made or paid thereon; and

2.11.3	the Vendor shall procure Aureon Johan Co., Ltd to duly appoint Purchaser I (or its nominee) as its irrevocable proxy with respect to all voting rights (and any other rights exercisable at shareholders meetings or in relation to shareholders minutes) attaching to its unvested Consideration Shares, and take all necessary actions to effect such appointment, including but not limited to executing and delivering all necessary instruments, proxy forms and other documents in accordance with the Applicable Laws. Purchaser I (or its nominee) shall be entitled to exercise all such voting rights as if it were the registered holder of the unvested Consideration Shares for so long as those shares remain unvested, and the proxy appointment shall be irrevocable until the relevant Consideration Shares vest in full or are forfeited in accordance with the terms and conditions under this Agreement.

2.12	If there is a material breach of any covenant under Clause 3 or Warranty, or if any of the conditions set out in Clause 5 are not satisfied (or waived) by the Completion Date, or the Purchasers validly terminate this Agreement in accordance with Clause 15, the Purchaser I shall then have no obligation to issue the Consideration Shares to Aureon Johan Co., Ltd and the Purchaser II shall then have no obligation to pay the Cash Amount to the Vendor at Completion, and the Vendor shall have no obligation to sell the Sale Shares to the Purchasers under this Agreement. If any Cash Amount has been paid to the Vendor on or before the Completion Date, it shall be refunded to the Purchaser II in full within five (5) Business Days after the Completion Date. If any Consideration Shares have been issued to Aureon Johan Co., Ltd on or before the Completion Date, the Vendor shall use its best efforts and take all necessary actions to procure Aureon Johan Co., Ltd to transfer such Consideration Shares back to the Purchaser I as soon as reasonably possible.

3.	CONDUCT OF BUSINESS

3.1	In the period between the date of this Agreement and the Completion Date, the Vendor shall and procure that the Group Entities shall:

3.1.1	carry on the business in the ordinary and usual course of business in accordance with all Applicable Laws, regulations and other requirements having the force of law;

3.1.2	maintain all properties and assets in good working order and condition; and

3.1.3	maintain the business and employees, customers, assets and operations as an ongoing concern.

3.2	Without limiting Clause 3.1, the Vendor covenants and agrees with the Purchasers and shall procure that, from the date of this Agreement until the Completion Date, the Company shall not, without the consent of the Purchasers, do or procure any of the following with respect to any Group Entity, except for the purpose of fulfilling the relevant obligations agreed to under this Agreement:

3.2.1	terminate, suspend, change or reduce the nature or scope of the current business;

3.2.2	increase the capital expenditure or investment, or incur any material liabilities, outside the ordinary course of the business;

3.2.3	carry out any activities, such as acquisition or disposal of assets or business other than in the ordinary and usual course of business operations;

3.2.4	whether in the ordinary and usual course of business or otherwise dispose of (or agree to dispose of) or grant any option or right of pre-emption or other right in respect of (whether the transfer, allotment, issue, alteration, subscription or otherwise of) any shares or share capital or acquire (or agree to acquire) or dispose of (or agree to dispose of) any business or any asset or receive any service otherwise than at market value;

3.2.5	enter into any leasing, hire purchase or other agreement or arrangement for payment on deferred terms;

3.2.6	acquire or form any subsidiary, or acquire any shares (or any share capital) in any company or acquire the whole or any substantial part of the undertaking, assets or business of any other company or any firm or person or enter into any joint venture or partnership with any other person;

3.2.7	create, increase, alter, purchase, buy back, redeem, allot or issue (or agree to create, increase, alter, purchase, buy back, redeem, allot or issue) any class of shares, share capital or loan capital;

3.2.8	institute, settle or agree to settle any legal proceedings relating to its business save for debt collection in the ordinary and usual course of business;

3.2.9	provide any form of guarantee, indemnity or surety;

3.2.10	declare, pay or make any form of dividend or other distribution, reduce or return any capital, undergo any capital reorganization or change in its capital structure, or do or allow to be done anything which renders its financial position less favorable than at the date of this Agreement;

3.2.11	change the number or composition of employees materially beyond current levels, or materially increase the remuneration, benefits or other terms of employment of any employee, officer or director, other than in the ordinary course of business;

3.2.12	enter into any related party transaction and/or financial exchanges other than in the normal business management activities;

3.2.13	transfer or license any third party to use the Group Intellectual Property;

3.2.14	grant, modify, dispose of or terminate (or agree to grant, modify, dispose of or terminate) any rights or enter into any agreement (including any licence, franchise or Encumbrance) relating to the Group Intellectual Property or otherwise permit any of its rights relating to the Group Intellectual Property to lapse;

3.2.15	incur or assume any additional indebtedness (including any loan, borrowing, guarantee or other financial accommodation) other than trade credit in the ordinary course of business;

3.2.16	change, add, establish or terminate any employee benefit plan, pension scheme or similar arrangement;

3.2.17	place a mortgage, pledge, lien or other restriction over any assets or undertaking;

3.2.18	change any accounting policies, methods or practices, or make any change to any Tax filing position or election of any Group Entity, except as required by law;

3.2.19	take any action which is inconsistent with the provisions of this Agreement or the consummation of the Acquisition;

3.2.20	do, allow, or procure as far as it can any act or omission (in each case save only as may be required to give effect to this Agreement) which would constitute or give rise to a breach of any Warranty or any other provision of this Agreement;

3.2.21	alter its articles of association; and

3.2.22	carry out or omit to do anything that would reasonably be expected to have a material adverse effect on the business, the assets, financial condition or operations of any Group Entity.

3.3	If the Vendor violates Clause 3.1 or Clause 3.2 of this Agreement and causes Losses to any Group Entity, the Vendor shall indemnify the Purchasers on demand for all Losses. Such compensation shall be paid within five (5) Business Days of a written demand by any Purchaser, together with interest accrued at a rate of two percent (2%) per annum above the 1-month Hong Kong Interbank Offered Rate (HIBOR) as quoted by the Hong Kong Association of Banks on the date of the breach, calculated from the date of the breach until the date of full payment.

4.	INTELLECTUAL PROPERTY RIGHTS

4.1.	With respect to the Group Intellectual Property, the Vendor shall procure that the Group Entities transfer to the Purchasers, on the Completion Date, all rights, certificates and documents relating to the Group Intellectual Property, including but not limited to source code repositories, API credentials, encryption keys, and proprietary datasets used for AI training.

4.2.	The Vendor shall procure that any Group Entity shall not transfer or authorize a third party to use the Group Intellectual Property after the date of this Agreement.

4.3.	If there are any restrictions, Encumbrances, third-party rights or limitations (including but not limited to pledges, security interests, guarantees, licenses, consents, authorizations, or rights granted to any third party) affecting any of the Group Intellectual Property, such restrictions shall be fully released or waived before the Completion Date, so that the Group Entities will hold the Group Intellectual Property free from any such restriction, Encumbrance or third-party claim at Completion.

4.4.	With effect from Completion, the Purchasers shall have the exclusive right to use, exploit and enforce the Group Intellectual Property.

4.5.	With effect from Completion, the Vendor and its affiliates shall not, without the prior written consent of the Purchasers:

4.5.1	use, exploit, license, assign, sublicense, pledge, Encumber or otherwise deal with any of the Group Intellectual Property; or

4.5.2	claim or derive any benefit, whether direct or indirect, from the Group Intellectual Property.

4.6.	If the Vendor or its affiliates is in breach of this Clause 4, the Vendor shall indemnify and hold harmless the Purchasers and the Company in respect of all Losses arising directly or indirectly from such breach.

5.	COMPLETION

5.1	The Completion shall take place on such date and at such place as may be agreed in writing between the Purchasers and the Vendor (“Completion Date”).

5.2	At Completion, the Vendor shall deliver (or cause to be delivered) to the Purchasers the items listed in Part 1 of Schedule 3.

5.3	At Completion, and subject to the Vendor complying with their obligations under Clause 5.2, the Purchasers shall do or deliver (or cause to be delivered) to the Vendor the matters or items listed in Part 2 of Schedule 3.

5.4	The Vendor shall disclose all information relating to the transfer matters and prepare a handover list in triplicate, and the Parties shall sign and confirm such evidence of the transfer matters under seal.

5.5	The rights, obligations and risks associated with the Sale Shares prior to the Completion Date shall be vested in the Vendor, and the rights, obligations and risks associated with the Sale Shares from and after the Completion Date shall be vested in the Purchasers, in each case to the extent permitted by Applicable Laws.

5.6	The Vendor agrees that prior to the Completion, the Purchasers shall have the right to assign certain employees to the Company to participate in the operation of the business, the specific arrangements of which shall be agreed separately.

6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1	Representations, warranties and undertakings of the Vendor

6.1.1	The Vendor hereby represents, warrants, and undertakes to the Purchasers that each of the Warranties set out in Clause 6 and Schedule 2 as at the date hereof and shall be for all times up to and including the Completion Date is true and correct in all respects, subject only to the matters fully, fairly, and specifically Disclosed in the Disclosure Letter.

6.1.2	The Vendor shall indemnify the Purchasers and the Group Entities for any Losses (including reasonable attorneys’ fees and expenses of investigation, defense, and enforcement), damage, cost or expense suffered or incurred directly or indirectly by any breach of any Warranty or any other terms of this Agreement.

6.1.3	The Vendor acknowledges that (i) the Purchasers have entered into this Agreement in reliance upon the Vendor’s Warranties, (ii) each of the Warranties shall constitute a separate and independent Warranty, and the Purchasers shall have a separate claim and right of action in respect of every breach of any of the Warranties, and (iii) the Vendor’s Warranties shall survive the Closing and continue in full force and effect for a period of three (3) years following the Closing Date.

6.2	Representations, warranties and undertakings of the Purchasers

6.2.1	Each of the Purchasers hereby represents, warrants, and undertakes to the Vendor that:

(a)	it has the full legal right, power and authority (including all necessary corporate or other approvals) to enter into, execute, deliver and perform this Agreement and all other documents and transactions contemplated by or in connection with this Agreement; and

(b)	the execution, delivery and performance of this Agreement by each of the Purchasers does not and will not violate in any respect any provision of (i) any law or regulation or any order or decree of any governmental authority, agency or court of Hong Kong prevailing as at the date of this Agreement and as at Completion; or (ii) the laws and documents incorporating and constituting the Purchasers prevailing as at the date of this Agreement and as at Completion.

6.2.2	Purchaser II represents and warrants that it has, as at the date hereof and shall be for all times up to and including the Completion Date, sufficient financial resources and capacity to perform its obligations under this Agreement, including but without limitation the payment of the Cash Amount and the issuance and delivery of the Consideration Shares in accordance with the terms of this Agreement.

6.2.3	With the cooperation and reasonable assistance of the Vendor, the Purchasers shall use reasonable endeavors to complete all corporate and regulatory formalities and requirements necessary for completion of the Acquisition, including but not limited to, reorganizing the board of directors and the supervisory board of the Company, and filing documents to the relevant authorities.

6.3	Representations, warranties and undertakings of the Company

6.3.1	The Vendor hereby represents, warrants, and undertakes to the Purchasers that, throughout the period from the date of this Agreement until Completion, it shall procure the Group Entities to:

(a)	provide full cooperation and reasonable assistance in connection with the sale and purchase of the Sale Shares contemplated under this Agreement, including but without limitation cooperating fully with the Purchaser’s due diligence investigation;

(b)	promptly and fully provide or procure the provision of all documents, information, access and explanations reasonably requested by the Purchasers or their advisers in relation to the business, assets, liabilities, operations of any Group Entity and any other matters in connection with consummation of the Acquisition under this Agreement; and

(c)	ensure that all information and materials disclosed or provided (whether in writing, orally or otherwise) by the Group Entities are true, accurate, complete and not misleading in all material respects.

6.3.2	If, at any time prior to the Completion Date, the Vendor fails to perform any of its obligations under Clause 6.3.1, and such failure results in the Purchasers exercising their right to terminate this Agreement under Clause 15 or any Losses being suffered by any Purchaser, the Vendor shall be liable to indemnify and hold harmless the Purchasers with respect to all such Losses.

6.3.3	If, at any time before the Completion Date, any Party becomes aware of any matter, fact or circumstance which constitutes (or would reasonably be expected to constitute) a breach of any Warranty or of any other provision of this Agreement, or which would reasonably be expected to materially and adversely affect the Acquisition, the Purchasers may, in their sole discretion, require the Vendor to provide further representations, Warranties, undertakings or indemnities as the Purchasers may reasonably require (whether by way of supplemental agreement, side letter, amendment to the Disclosure Letter or otherwise).

7.	POST-COMPLETION OBLIGATIONS

7.1	The Purchasers shall not be liable for Taxes and liabilities (including Contingent Liabilities and guarantees) of any Group Entity arising from facts or circumstances existing prior to the Completion Date, except for those have already been fully and properly reflected in the Company’s Account. If any Group Entity incurs any liability and/or incurs any Losses and expenses as a result of dealing with any problems or matters existing prior to the Completion Date, including but not limited to claims, debts, disputes, litigation, arbitration, governmental penalties, back payments, the Vendor shall indemnify and hold the Purchasers harmless on a dollar-for-dollar basis without regard to any basket, deductible, or threshold and pay such amounts directly to the relevant Group Entity or the Purchaser within ten (10) days of demand.

7.2	The Vendor shall procure Mr. Shang Xiaonan to maintain his seat on the board of the Company as a director and, in such capacity, provide strategic guidance to the Company for at least three (3) years from the Completion Date.

8.	SEVERABILITY

8.1	If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

9.	NO WAIVER

9.1	The failure or delay of each party to exercise any right or remedy under this Agreement or under the law acquired hereunder shall not constitute a material impairment of such right or remedy, nor shall such failure or delay constitute or be deemed a waiver or modification of such right or remedy, and shall not prevent the exercise of such right or remedy at any subsequent time.

9.2	No single exercise or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

9.3	The available rights and remedies of the Parties under or pursuant to this Agreement are cumulative and may be exercised as such party deems appropriate and are in addition to its rights and remedies under law.

10.	ENTIRE AGREEMENT

10.1	This Agreement, together with the Disclosure Letter, and all of the transaction documents, including the exhibits, schedules, supplements, and memorandums, for the purpose of effecting the Acquisition constitute the entire Agreement.

10.2	This Agreement constitutes the entire agreement and understanding between the Parties hereto in connection with the sale and purchase of the Sale Shares under this Agreement and supersedes all previous proposals, representations, understanding, warranties, agreements or undertakings relating thereto whether oral, written or otherwise.

11.	TIME

11.1	Time shall be of the essence of this Agreement in every respect.

11.2	No time or indulgence given by any party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

12.	ASSIGNMENT

12.1	This Agreement shall not be assigned, in whole or in part, by any Party without the prior written consent of the other Party(ies) whose consent shall not be unreasonably withheld or delayed, except that the Purchasers may assign the benefits of this Agreement, in whole or in part, to any of their group companies. For the purposes of this Clause, “group companies” shall mean any entity that is, from time to time, directly or indirectly controlled by Purchaser I (and “controlled” means having the direct or indirect ownership of more than fifty per cent (50%) of the voting rights or equity interests, having the right to appoint or remove a majority of the board of directors, or having the power to exercise significant influence or control over the company).

13.	CONFIDENTIALITY

13.1	Each Party shall keep confidential, and shall cause its directors, officers, employees and representatives to keep confidential the Confidential Information, provided that any Party may disclose Confidential Information:

13.1.1	to the extent required by Applicable Laws so long as, where such disclosure is to any regulatory or governmental authority, such Party shall use all reasonable efforts to obtain confidential treatment of the Confidential Information so disclosed;

13.1.2	to the extent required by the rules of any stock exchange, except that the disclosing Party shall consult with the other Parties with respect to the contents and form of such disclosure prior to any such disclosure; and

13.1.3	to its affiliates and its affiliates’ officers, directors, employees and professional advisers on an as-needed basis so long as such Party advises each person to whom the Confidential Information is so disclosed as to the confidential nature thereof.

13.2	For the avoidance of doubt, the Confidential Information does not include information that:

13.2.1	was already in the possession of the receiving Party before such disclosure by the disclosing Party;

13.2.2	is or becomes available to the public other than as a result of disclosure by the receiving Party or its directors, officers, employees and representatives in violation of this Clause 13; or

13.2.3	is or becomes available to the receiving Party from a third party not known by the receiving Party to be in breach of any legal or contractual obligation not to disclose such information to it.

13.3	The confidentiality obligations contained in this Clause 13 shall survive Completion or after termination hereof.

13.4	If any Party breaches this Clause 13 and such breach causes any Losses to another Party or to the owner of any Confidential Information, the breaching Party shall compensate the affected Party or owner (as applicable) for those Losses.

14.	COSTS AND EXPENSES AND STAMP DUTY

14.1	The Parties hereto shall bear their own legal and professional fees, Taxes, costs and expenses in the preparation and completion of this Agreement, and any other documents in relation thereto and in connection with the sale and purchase as set forth herein, save that if Completion does not occur due to any reason not attributable to the Purchasers, the Vendor shall also be responsible for all legal, professional and other costs and expenses incurred by the Purchasers.

14.2	The stamp duty in relation to the sale and purchase of the Sale Shares shall be payable by the Purchasers.

14.3	The Purchasers shall be responsible for the submission of the stamping application in respect of the transfer of the Sale Shares to the Stamp Office and the Vendor shall provide all such reasonable assistance and cooperation to the Purchasers as may be required to complete the stamping process.

14.4	In the case where any fine or penalty is imposed for late stamping, and if such late stamping is solely caused by the failure of the Vendor to promptly provide the required information or documents, such fine and penalty shall be borne solely by the Vendor.

15.	TERMINATION OF AGREEMENT

15.1	Termination Events

Any Party may terminate this Agreement with immediate effect by giving written notice to the other Party(ies) under Clause 15.3, if any of the following Termination Events occurs:

15.1.1	the other Party(ies) materially breaches any provision of this Agreement (including any Warranty, representation, undertaking, or covenant), not by reason of a Force Majeure Event, and (if the breach is remediable) such breach remains unremedied for thirty (30) days after the non-breaching Party gives written notice specifying the breach and requiring such remedy; or

15.1.2	In relation to the other Party(ies):

(a)	it is unable to pay its debts as they fall due or is deemed unable to pay its debts under section 178 of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32);

(b)	it suspends, or threatens to suspend, payment of all or substantial part of its debts or commences negotiations with creditors with a view to rescheduling any of its debts;

(c)	it ceases, or threatens to cease, to carry on all or a substantial part of its business;

(d)	any step is taken (including presentation of a petition, passing of a resolution, or appointment of a provisional liquidator, receiver, administrative receiver, or similar officer) for its winding-up, liquidation, bankruptcy, administration, or dissolution (whether voluntary or compulsory), or for the appointment of an administrator, receiver, or similar officer over all or a substantial part of its assets;

(e)	it enters into any compromise or arrangement with its creditors; or

(f)	any event or circumstance occurs under the law of its jurisdiction of incorporation or any relevant jurisdiction having an equivalent effect to any of the events in this Clause 15.1.2.

15.2	Material Adverse Effect

After the Accounts Date, there is no material adverse effect on any Group Entity that causes any Group Entity to incur material liabilities (including undisclosed liabilities) and Losses other than those listed in the Accounts as of the Accounts Date, or is material and sufficient to materially impair or prevent the Purchasers from achieving the commercial purpose and objectives of this Acquisition. If any such material adverse effect occurs or is discovered after the Accounts Date and prior to Completion, the Purchasers shall have the right (but not the obligation) to terminate this Agreement immediately by written notice to the Vendor and the Company prior to Completion.

15.3	Notice of Termination Event

15.3.1	Each Party shall promptly, and in any event within five (5) Business Days, notify the other Party(ies) in writing upon becoming aware of any Termination Event affecting it, or any event or circumstance that is reasonably likely to give rise to a right of termination under Clause 15.

15.3.2	Upon receipt of the notice served under Clause 15.3.1, the defaulting Party shall continue to perform its obligations under this Agreement and (if remediable) remedy such breach within thirty (30) days, or fully compensate the non-defaulting Party(ies) upon their request.

15.4	Consequences of Termination (other than due to the Purchasers’ breach)

15.4.1	Upon termination of this Agreement pursuant to this Clause 15 (other than due to the Purchasers’ breach):

(a)	the Vendor shall, within five (5) Business Days of receipt of the Purchasers’ written demand, refund to the Purchaser II the full amount of any Cash Consideration paid and procure Aureon Johan Co., Ltd to transfer back to the Purchaser I any Consideration Shares allotted, together with payment of any liquidated damages payable under this Agreement; and

(b)	the Parties shall exercise reasonable efforts and take all necessary actions to restore the position to that existing immediately before signing of this Agreement, including but not limited to procuring the re-transfer of the Sale Shares to the Vendor.

15.5	Late Payment

15.5.1	Unless otherwise agreed in this Agreement, if either Party becomes obligated to make payments under this Agreement but such payment obligations are not fulfilled by due date, the defaulting Party shall pay interest on the overdue amount accrued at the rate of one percent (1%) per day, which rate the parties acknowledge and agree is reasonable compensation for delay and not a penalty, from the due date until payment in full.

15.6	General Provisions

15.6.1	The compensation in this Clause includes compensation for direct damages, consequential damages, incidental damages, and special damages, including but not limited to audit fees, appraisal fees, financial advisory fees, attorney’s fees, travel expenses and liquidated damages (which the parties acknowledge and agree constitute a reasonable estimate of actual damages and not a penalty) as agreed in this Agreement incurred by the defaulting Party.

15.6.2	If a single act, omission, event, breach or circumstance (or combination of acts, omissions, events, breaches or circumstances) gives rise to overlapping or concurrent liabilities, rights or remedies under two or more provisions of this Agreement (including, but not limited to, principal obligations, liquidated damages, indemnities, compensation, costs, expenses or other payments), the entitled Party shall be entitled to claim all cumulative rights as agreed in such provisions, and shall not be required to elect between them. For the avoidance of doubt, the remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies available at law or in equity.

16.	GOVERNING LAW AND JURISDICTION

16.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. All disputes arising from or in connection with this Agreement shall be under the exclusive jurisdiction of Hong Kong Courts.

17.	NOTICES AND OTHER COMMUNICATIONS

17.1	All notices, requests, reports and other communications permitted or required to be given under this Agreement shall be deemed validly served by written notices via mails or electronic mails.

17.2	The date of service of any notice, communication or document given or issued shall be the date stated on the return receipt if served by post or courier or, if served by email, when the email sent has reached the recipient’s email server.

17.3	Unless a party receives written notice of a change of address from another party, all notices and written communications shall be sent to the Parties’ mailing addresses as follows:

All AI Co., Limited

Address: Flat 602, 6th Floor, Kai Yue Commercial Building, 2C Argyle Street,

Mong Kok, Kowloon, Hong Kong

Contact Person: Shang Xiaonan

Phone Number: 189 2386 2957

Email: jonas@mooctalk.cn

Guardforce AI Co., Limited

Address: Flat 04, 5/F, Guardforce Center Building, No. 3 Hok Yuen Street East,

Hung Hom, Kowloon, Hong Kong

Contact Person: Lei Wang

Phone Number: +86 135 0966 7691

Email: olivia.wang@guardforceai.com

GFAI Robot Service (Hong Kong) Limited

Address: Flat 04, 5/F, Guardforce Center Building, No. 3 Hok Yuen Street East,

Hung Hom, Kowloon, Hong Kong

Contact Person: Lei Wang

Phone Number: +86 135 0966 7691

Email: olivia.wang@guardforceai.com

MGAI Limited

Address: Flat 602, 6th Floor, Kai Yue Commercial Building, 2C Argyle Street,

Mong Kok, Kowloon, Hong Kong

Contact Person: Shang Xiaonan

Phone Number: 189 2386 2957

Email: jonas@mooctalk.cn

18.	MISCELLANEOUS

18.1	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.2	This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede in all respects, all previous letters of intent, correspondence, undertakings, agreements and arrangements (if any) between the Parties with respect to the same subject matter, whether written or oral.

18.3	If any provision of this Agreement shall be held invalid or unenforceable to any extents, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18.4	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, electronic mail (including .pdf or any electronic signature), or other transmission method shall be an effective mode of delivery.

18.5	Each party shall execute and deliver such further instruments and documents and take such further actions as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement and/or execute or procure the execution of such documents as may be reasonably for giving full effect to this Agreement.

18.6	If, after the signing of this Agreement, the objective circumstances on which this Agreement is based change and it is necessary to adjust, amend or supplement this Agreement, the Parties to this Agreement shall reach a separate mutually agreed written supplemental agreement.

[Signature page to follow]

WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

SIGNED by
Peng Li, a director	)
for and on behalf of	)
All AI Co., Limited	)
in the presence of:	)
)
SIGNED by
Wang Lei, a director	)
for and on behalf of	)
Guardforce AI Co., Limited	)
in the presence of:	)
)

SIGNED by
Wang Lei, a director	)
for and on behalf of	)
GFAI Robot Service (Hong Kong))
Limited	)
in the presence of:	)
)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

SIGNED by
Peng Li, a director	)
for and on behalf of	)
All AI Co., Limited	)
in the presence of:	)
)

SIGNED by
Wang Lei, a director	)
for and on behalf of	)
Guardforce AI Co., Limited	)
in the presence of: ☐	)
)
SIGNED by
Wang Lei, a director	)
for and on behalf of	)
GFAI Robot Service (Hong Kong))
Limited	)
in the presence of: ☐	)

Schedule 1

Particulars of the Company

MGAI LIMITED

Company Name	MGAI Limited
Company No.	77868194
Place of Incorporation	Hong Kong
Date of Incorporation	March 18, 2025
Registered Address	Flat 602, 6th Floor, Kai Yue Commercial Building, 2C Argyle Street, Mong Kok, Kowloon, Hong Kong
Subscribed Capital	10,000
Shareholder	All AI Co., Limited
Director	Shang Xiaonan 尚瀟楠

Schedule 2

Warranties of the Vendor

The Vendor hereby represents and warrants to the Purchasers that all representations and statements set out in this Schedule 2 or otherwise contained in this Agreement are and will be true and accurate as at the date hereof and as of the Completion Date with reference to the facts and circumstances subsisting at such time.

1.	General

a.	The Vendor has full power and authority, and has obtained all necessary consents, approvals and waivers, to enter into this Agreement and to exercise its rights and perform its obligations hereunder.

b.	The execution, delivery and performance of this Agreement by the Vendor does not and shall not violate in any respect any provision of:

i.	Any Applicable Laws including laws under Hong Kong and British Virgin Islands;

ii.	The incorporation or constitutional documents of the Vendor; or

iii.	Any agreement or other undertaking to which the Vendor or any Group Entity is a party or which is binding upon it or any of its assets.

c.	All information given by or on behalf of the Vendor or any Group Entity to the Purchasers or any of their representatives was when given and is at the date of this Agreement true, complete and accurate in all respects.

d.	No legal document of any kind has been signed with any third party or any other disposition has been made of the Sale Shares and/or the assets and creditworthiness of the Group Entities without the written confirmation of the Purchasers, such disposition including but not limited to the transfer, delegation of management, assignment of all or part of the rights attached to the Sale Shares of the Company.

e.	There are no existing shareholders’ agreements, veto rights, or Encumbrances held by minority shareholders of the Subsidiary that would prevent the Purchasers from exercising full operational and financial control as described in Clause 2.2 of the Agreement.

f.	The Vendor is not insolvent nor unable to pay its debts as they fall due and no step has been taken or legal proceedings has been started or threatened against it in relation to bankruptcy, liquidation or winding-up or its inability to pay debts.

2.	Sale Shares

a.	The Sale Shares represent all of the issued shares in the capital of the Company.

b.	The Sale Shares are legally and beneficially owned by the Vendor solely free from all liens, claims, equities, charges, Encumbrances or third-party rights of whatsoever nature, with all rights relating to the Sale Shares and otherwise in accordance with the terms of this Agreement as at the Completion.

c.	Save for this Agreement, there is no agreement or commitment outstanding which calls for the transfer, allotment or issue of, or accords to any person the right to call for the transfer, allotment or issue of, any shares, share capital, equity interests, loan capital or debentures in any Group Entity (including any option or right of pre-emption or conversion). No claim has been made by any person to be entitled to any such agreement or commitment.

d.	The Sale Shares comply with the conditions of transferability under law of Hong Kong, and there are no restrictions on the transfer of the Sale Shares in the Company’s articles of association, resolutions of shareholders’ meetings, resolutions of the board of directors, signed contractual documents and any other legal documents.

3.	Compliance with Laws

a.	Each of the Group Entities has been and remains validly incorporated or established under the laws of its jurisdiction of incorporation or establishment and has not committed any criminal, illegal or unlawful act.

b.	Each of the Group Entities has the power to perform, and has taken all necessary actions to authorize the performance of, the transactions contemplated hereunder.

c.	The transactions contemplated by this Agreement (if applicable) do not and will not conflict with:

i.	Any Applicable Laws;

ii.	The incorporation or constitutional documents of any Group Entity; or

iii.	Any agreement or instrument binding upon any Group Entity or any of its assets.

d.	All consents, approvals and waivers required by each of the Group Entities for the transactions contemplated hereunder will have been obtained or effected and will remain in full force and effect, and all necessary notifications as may be required will have been made as at the Completion.

e.	All shares, debentures or other securities issued or allotted by the Group Entities are free from Encumbrances and have been and remain validly issued or allotted and are fully paid up or credited as fully paid up. There is no agreement or commitment to give or create any of such Encumbrances. No claim has been made by any person to be entitled to any of such Encumbrances.

f.	There is no trust, nominee or custodian or similar arrangement affecting or relating to shares, share capital or equity interests or assets in or of any Group Entity.

g.	There are no facts, circumstances, events or breaches (whether arising from the actions, omissions or conduct of the Vendor or any Group Entity) that have resulted, or could reasonably be expected to result, in the invalidation, revocation, suspension, expiry without renewal, withdrawal or material adverse modification of any government permits or approvals required for the operation of any Group Entity’s business, or that would otherwise materially impair any Group Entity’s ability to conduct its business in the same manner as conducted immediately prior to the date of this Agreement.

h.	There are no facts, circumstances, events or breaches (whether arising from the actions, omissions or conduct of the Vendor or any Group Entity) that have resulted, or could reasonably be expected to result, in any action being taken against any Group Entity, in relation to any of their current or past activities related to the business, based on any alleged non-compliance or infringement of any Applicable Laws.

i.	The Group Entities have obtained all licences, consents, permissions, approvals and certificates as are required under the provisions of any Applicable Laws in connection with the operations of their businesses which are in full force and effect in all material respects, and there is no material breach by any Group Entity of the provisions of all Applicable Laws including any ordinance, statute and regulations governing such licences, consents, permissions, approvals and/or certificates or of any reason why any such licences, consents, permissions, approvals and certificates should be withdrawn or cancelled or any conditions attached thereto adversely altered.

4.	Taxation

a.	Each Group Entity has paid or accounted for all Taxation (if any) due to be paid before the date of this Agreement.

b.	All notices, returns, computations and registrations which ought to have been made by or in respect of each Group Entity for any Taxation purposes as required by Applicable Laws have been made and all such returns have been prepared on a proper basis, and to the Vendor’s knowledge there is no audit pending against any Group Entity.

5.	Litigation

a.	Except as Disclosed to the Purchasers in the Disclosure Letter, no Group Entity is a party to any legal proceedings (including any action, arbitration and any other alternate dispute resolution proceedings, suit, dispute, investigation) or any other contractual proceedings.

b.	No legal proceedings (including any action, arbitration and any other alternative dispute resolution proceedings, suit, dispute, investigation) or any other contractual proceedings are threatened or pending:

i.	by or against any Group Entity; or

ii.	against any person for whose acts or defaults any Group Entity may be vicariously liable.

6.	Business operation prior to completion

a.	The Company has carried on its business in the ordinary course, including so as to maintain the same as a going concern.

7.	Contracts and Commitments

a.	The Group Entities are not in breach of any deed, agreement, contract or undertaking to which they are party, nor do they have any outstanding actual or Contingent Liability in respect of any previous deeds, agreements or undertakings to which they are or have been party.

b.	No circumstances have arisen such that any person has required payment of any material indebtedness or Contingent Liability of any of the Group Entities, in the case of such indebtedness, prior to its due date.

c.	All contracts entered into by the Group Entities are valid and enforceable in all material respects in accordance with their terms and the entering into of this Agreement by the Vendor will not cause any such agreements to be terminated or cancelled prior to the end of its term.

Unusual contracts, guarantees, etc.

d.	Any of the Group Entities:

i.	is not party to any contract entered into otherwise than in the ordinary and usual course of business or any contact of an onerous or long-term nature;

ii.	has not delegated any powers under a power of attorney which remains in effect;

iii.	has not by any reason of any default by it in any of its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed monies;

iv.	is not party to any agreement which is or may become terminable as a result of the entry into or completion of this Agreement; and

v.	has not entered into or is not bound by any guarantee or indemnity under which any liability or Contingent Liability is outstanding.

e.	There is not in existence nor is any Group Entity proposing to introduce any ESOP Scheme for all or any part of its directors, officers or employees. As at Completion, no ESOP Scheme or profit sharing agreement or arrangement between any Group Entity and its directors, officers or employees exists, and the Group Entities have no residual or outstanding obligations or liabilities under any ESOP Scheme or profit sharing agreement or arrangement.

8.	Solvency

a.	No receiver, administrator, manager, liquidator, provisional liquidator or the like, has been appointed in respect of any Group Entity or the whole or any part of the assets, properties or undertaking of any Group Entity.

b.	No petition has been presented, no order has been made, no meeting has been convened, no resolution has been passed and no other step has been taken for the winding-up, liquidation, insolvency or dissolution of any Group Entity, whether or not voluntary.

c.	The Group Entity has not stopped payment nor are they insolvent or unable to pay their debts.

d.	No distress, execution, injunction or other process has been levied in respect of any Group Entity.

e.	No unsatisfied judgment, order, decree, award or decision is outstanding against any Group Entity or for any person whose acts or defaults it may be vicariously liable.

f.	No composition or scheme of arrangement in satisfaction of debts or other affairs of any Group Entity or compromise or arrangement between any Group Entity and its creditors or members (or any class thereof) has been proposed, sanctioned or approved, and no step is or has been taken to do any of those things.

g.	There are no fact or circumstance which may give rise to, or entitle or confer a right upon any person concerning, any of the matters referred to in paragraphs a. to f. above.

9.	Confidential Information

a.	None of the Vendor or any Group Entity is not aware of any misuse of Confidential information belonging to a third party.

b.	There has not been any disclosure of any Group Entity’s confidential information to any third party.

10.	Intellectual Property

Group Intellectual Property

a.	Schedule 4 contains a complete and accurate list of all Subsidiary Intellectual Property.

b.	The Subsidiary is the sole registered (if registered) legal and beneficial owner of all Subsidiary Intellectual Property immediately before the execution of this Agreement.

c.	The Company is the sole registered (if registered) legal and beneficial owner of all Company Intellectual Property immediately before the execution of this Agreement.

d.	All Group Intellectual Property is free from Encumbrances.

e.	The validity or subsistence of the Group Intellectual Property is not the subject of any current, past, pending or threatened challenge, claim or proceedings (including for opposition, cancellation, revocation or rectification). There are no facts or matters which might give rise to any such challenge, claim or proceedings.

Right to use

f.	The Group Entities own or have the right to use all the Intellectual Property Rights they require to carry on their business (including the Group Intellectual Property) following Completion as such business has been carried on immediately before the date of this Agreement, and that Intellectual Property Rights, and the Group Entities’ ability to use them, will not be affected by the Purchasers’ acquisition of the Sale Shares.

g.	Any person commissioned by a Group Entity who, either alone or with others, creates, develops, invents or has created, developed or invented, Intellectual Property for the Group Entity, and all employees as a matter of course, have entered into a written agreement with the Group Entity (a copy of which is disclosed in the Disclosure Letter) which obliges them to disclose and to assign such Intellectual Property to the Group Entity.

h.	The Group Entities have obtained any waivers of moral rights (or equivalent rights) needed to use any Intellectual Property in connection with its business.

i.	All software, artificial intelligence models (including those based on transformer architecture), and Intellectual Property Rights used in the business of the Group Entities are either:

i.	original works created solely by the Group Entities or their employees within the scope of their employment, and all rights have been legally assigned to the Group Entities; or

ii.	properly licensed from third parties or utilized under valid Open-Source licenses (e.g., MIT, Apache 2.0), and that no “Copyleft” or restrictive licenses (such as GPL or AGPL) have been used in a manner that requires the disclosure or distribution of any of the Group Entities’ proprietary source code.

j.	The Group Intellectual Property owned by the Group Entities are not the subject of any licenses to third parties.

k.	The Group Entities have not infringed any Intellectual Property Rights of any third party. No claim has been made by a third party which alleges that the operations of the Group Entities infringe or are likely to infringe the Intellectual Property Rights of a third party or which otherwise disputes the right of the Group Entities to use the Group Intellectual Property owned or used by them. No circumstances exist which are likely to give rise to such a claim.

Infringement

l.	No claim has been made by the Group Entities which allege that a third party is infringing or is likely to infringe the Group Intellectual Property owned or used by the Group Entities. No circumstances exist which are likely to give rise to such a claim.

m.	There is no litigation or compliant existing, pending or threatened by the Group Entities in relation to any existing or former employee or consultant of the Group Entities including any claim:

i.	for breach or potential breach of the Confidential Information; or

ii.	for breach or potential breach of the Group Intellectual Property.

11.	Data Protection

a.	The Group Entities comply with and have at all times complied with all of its obligations under the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), including the data protection principles forming Schedule 1 to the PDPO, in connection with the collection, holding, processing and use of personal data (as defined in the PDPO) and any other Applicable Laws relating to data protection or privacy, information security or protection and/or processing of personal data having similar effect anywhere in the world.

b.	The Group Entities have also followed and complied with all applicable data protection guidelines, regulations, industry standards, codes of practice or conduct, recommendations or other documents approved or issued by any government authority (including the Privacy Commissioner for Personal Data of Hong Kong in relation to the PDPO).

c.	No notice or allegation has been received by any of the Group Entities from a competent authority alleging that a Group Entity has not complied with any Applicable Laws relating to data protection or privacy, information security or protection and/or processing of personal data.

d.	No individual has claimed, and no grounds exist for an individual to claim, compensation from any Group Entity for breaches of Applicable Laws relating to data protection or privacy, information security or protection and/or processing of personal data.

e.	To the extent any database maintained by the Group Entities contains personal data, such personal data has been collected, processed, and stored in accordance with any Applicable Laws relating to data protection or privacy, information security or protection and/or processing of personal data. Alternatively, such personal data has been fully anonymized or de-identified such that they no longer constitute personal data under Applicable Laws and, therefore, such laws do not apply to them.

12.	Financial Matters

a.	Except as Disclosed or disclosed in the Accounts:

i.	There are no outstanding loans, advances, indebtedness or other liabilities (actual or Contingent Liability) between any Group Entity and the Vendor (or any person associated with the Vendor);

ii.	There are no outstanding intercompany loans, indebtedness or liabilities between the Group Entities; and

iii.	No security, guarantee, indemnity, suretyship, comfort letter, or other support has been granted in respect of any such indebtedness or liability and remains outstanding.

Schedule 3

Completion

Part 1: Vendor’s obligations at Completion

At Completion:

1.	the Vendor shall deliver to the full control and operation rights of the Company to the Purchasers, including, but without limitation, by delivering or making available all necessary documents, information and materials required to enable the Purchasers to assume and exercise effective management and control of the Company; and

2.	the Vendor shall completely hand over to the Purchasers all property, assets, rights, interests and benefits of the Company, together with full possession, custody, control and enjoyment thereof, free from any Encumbrances.

At Completion, the Vendor shall deliver (or procure delivery) to the Purchasers:

1.	duly executed instruments of transfer and sold notes in respect of all of the Sale Shares in favor of the Purchaser II (or other related party designated by Purchaser I) together with the relative share certificates (or indemnities in respect thereof in the agreed form);

2.	all such other documents, including such waivers or consents, as the Purchaser II (or other related party designated by Purchaser I) may require to enable the Purchaser II (or other related party designated by Purchaser I) to be registered as holders of any of the Shares;

3.	all certificates, documents of agreements relating to the Group Intellectual Property;

4.	all the statutory and other books and records (including financial and accounting records) (duly written up to, but not including, Completion) of the Company and its certificates of incorporation, current business registration certificates, common seal in its possession or under its control (if any), Tax registration certificate, official seal (if any), financial seal (if any), original information of land declaration and fee payment approval, approval of preferential policies, and all documents related to the Company’s operation, and such delivery to be made by the statutory and other books and records and the certificates and license and documents being placed at the registered office or principal place of business of the Company;

5.	all records, correspondence, documents, files, memoranda and other papers relating to the Company not kept at the registered office or principal place of business of the Company;

6.	copies of all existing bank mandates and statements of the balances of any bank accounts in the name of the Company, as at the close of business on the last Business Day before the Completion Date, together with a list of all unpresented cheques and uncleared cheques which upon presentation or clearance would be debited or credited to those accounts and the relevant cheque books;

7.	the written resolutions or minutes of the directors (in the agreed form) of the Vendor, pursuant to which the directors approve, authorize and give effect to (i) the entry into and performance of this Agreement, and (ii) transfer of the Sale Shares to the Purchaser II (or other related party designated by Purchaser I);

8.	the written resolutions or minutes of the directors (in the agreed form) of the Company, pursuant to which the directors approve, authorize and give effect to (i) the entry into and performance of this Agreement, and (ii) the consummation of the Acquisition under this Agreement;

9.	the written confirmation, in the agreed form, that each Vendor and the Company has complied fully with the obligations specified in Clause 3 and otherwise has performed all of the covenants and agreements required to be performed by it under this Agreement;

10.	the written confirmation of Mr. Shang Xiaonan, in the agreed form, accepting and confirming his appointment as a director of the Company for a fixed term of no less than three (3) years from the Completion Date;

11.	an Irrevocable Acting-In-Concert Agreement set out in Schedule 5 to this Agreement having been duly executed by the Parties, Mr. Shang Xiaonan, and Aureon Johan Co., Ltd to which the Consideration Shares shall be transferred; and

12.	any other documents which may be required for the stamping process in respect of the Sale Shares.

Part 2: Purchasers’ obligations at Completion

At Completion:

1.	the Purchasers shall deliver the payment of the Purchase Price, including the Cash Amount payable by Purchaser II and Consideration Shares payable by Purchaser I, to the Vendor’s Designated Account(s) and take all necessary steps, including instructing its share agent or transfer agent, to procure the prompt entry of the Consideration Shares into the restricted book-entry account(s) of the Vendor’s designated account(s) (the “Vendor’s Designated Account(s)”), as set out in a written direction issued by the Vendor to the Purchaser I, and the Vendor shall separately issue written document(s) to the Purchaser I to designate or adjust the account(s) for receiving the aforesaid payment; and

2.	each of the Purchaser I and the Purchaser II shall deliver to the Vendor the written resolutions or minutes of the directors, approving and authorizing the execution of this Agreement and consummation of the Acquisition thereunder.

Schedule 4

Schedule of the Subsidiary Intellectual Property

Schedule 5

Action-in-Concert Agreement

THIS IRREVOCABLE ACTING-IN-CONCERT DEED is made on this 26th day of February, 2026, by and among:

1.	Shang Xiaonan of No. 10, Gaoxin South 4th Road, Nanshan District, Shenzhen City, Guangdong Province, PRC (holder of Passport No. );

2.	All AI Co., Limited, incorporated under the laws of British Virgin Islands, located at ICS Corporate Services (BVI) Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands;

3.	Aureon Johan Co., Ltd, (the “Third-Party Shareholder”);

4.	Guardforce AI Co., Limited, incorporated under the laws of the Cayman Islands, located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands (the “Purchaser I”); and

5.	GFAI Robot Service (Hong Kong) Limited, incorporated under the laws of Hong Kong, located at Flat 04, 5/F, Guardforce Center Building, No. 3 Hok Yuen Street East, Hung Hom, Kowloon, Hong Kong (and together with Purchaser I, the “Purchasers”).

RECITALS:

A.	Pursuant to the Sale and Purchase Agreement dated February 26, 2026 (the “SPA”) relating to the sale and purchase of the entire issued share capital of MGAI Limited (the “Company”), Purchaser I shall issue the Consideration Shares and the Bonus Shares (if applicable) to the Third-Party Shareholder, subject to the terms and conditions of the SPA (“Conditions”).

B.	It is a condition precedent to Completion under Clause 5.2 of the SPA that parties enter into this Agreement to ensure that the Third-Party Shareholder complies with the Conditions as if it were a party to the SPA.

C.	Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as ascribed to them in the SPA.

NOW THIS DEED WITNESSETH and it is hereby agreed as follows:

1.	VOTING CONTROL AND PROXY

1.1.	The Third-Party Shareholder shall appoint Purchaser I (or its nominee) as its irrevocable proxy in respect of all voting rights (and any other rights exercisable at shareholders meetings or in relation to shareholders minutes) attaching to its unvested Consideration Shares. The Third-Party Shareholder shall take all necessary actions to effect such appointment, including but not limited to executing and delivering all required instruments, proxy forms, and other documents in accordance with the Applicable Laws, pursuant to Clause 2.11.3 of the SPA.

1.2.	The Third-Party Shareholder shall not take, or procure the taking of, any action, or omit to take, or procure the omission of, any action, that would undermine or interfere with the exercise by Purchaser I (or its nominee) of the voting rights as an irrevocable proxy under the SPA and any other related instruments, proxy forms, or documents.

2.	BINDING EFFECT OF SPA

2.1.	The Third-Party Shareholder hereby confirms, acknowledges, and accepts all terms and conditions of the SPA relating to the Consideration Shares and the Bonus Shares, including but not limited to those concerning vesting, forfeiture, cancellation, transfer, and allotment set out in Clauses 2.4 to 2.12 of the SPA, and agrees to be bound by and comply with such terms and conditions as if it were a party to the SPA.

2.2.	The Third-Party Shareholder acknowledges and accepts that any cancellation, forfeiture, or transfer of the Consideration Shares shall be effected for nil consideration in accordance with the SPA.

2.3.	The Third-Party Shareholder shall not sell, transfer, assign, pledge, encumber, or otherwise dispose of any interest in any Consideration Shares unless the proposed transferee has first executed a joinder to this Agreement or such other deed of adherence as may be required.

2.4.	For the avoidance of doubt, the Third-Party Shareholder acknowledges, confirms, and agrees that:-

a.	it shall cease to have any further right, title, or interest in or to any forfeited Consideration Shares;

b.	upon forfeiture and cancellation of the Consideration Shares, neither the Purchasers nor the Company shall have any liability, obligation, or duty to the Third-Party Shareholder in respect of the forfeited Consideration Shares, including without limitation any obligation to pay compensation, damages, or other amounts in lieu thereof; and

c.	it waives any and all claims against the Purchasers and the Company arising out of or in connection with such forfeiture and cancellation of the Consideration Shares under the SPA.

3.	IRREVOCABLE POWER OF ATTORNEY

3.1.	To effect the forfeiture, cancellation, and transfer of the Consideration Shares in accordance with the terms of the SPA, the Third-Party Shareholder hereby irrevocably appoints Ms Wang Lei (holder of Passport No. ), or any person designated by Purchaser I (“Attorney”), as its true and lawful attorney with full power and authority to act for itself to execute and deliver all documents, deeds and instruments and to do all acts and things as she considers necessary or expedient in relation to the forfeiture, cancellation, and transfer of the Consideration Shares in accordance with the SPA, including but not limited to (i) executing any instrument of transfer or other documents or forms necessary to effect the cancellation, forfeiture, and transfer of the Consideration Shares for nil consideration, and (ii) making a written declaration that any original share certificates issued in respect of the Consideration Shares are lost or void, and executing indemnities in connection therewith for the purpose of updating of the register of members of Purchaser I.

3.2.	The Third-Party Shareholder, as principal, shall ratify and confirm all and whatsoever the Attorney shall lawfully do or cause to be done in exercising the powers contained in this power of attorney constituted and the same so done shall be binding on the Third-Party Shareholder.

3.3.	The Third-Party Shareholder hereby agrees to indemnify the Attorney against all costs, charges, expenses, and losses which the Attorney may incur in the lawful execution of the power hereby conferred on the Attorney.

3.4.	The power of attorney constituted by this Clause 3 is irrevocable but shall cease to have effect upon the forfeiture of the Consideration Shares by the Third-Party Shareholder in accordance with the SPA.

4.	GOVERNING LAW AND JURISDICTION

4.1.	This Agreement, including the power of attorney hereby constituted, shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People Republic of China.

[Signature Page Follows]

IN WITNESS WHEREOF this Deed has been executed and delivered the day and year first above written.

SIGNED, SEALED AND DELIVERED AS A DEED by	)
Shang Xiaonan /s/ Shang Xiaonan	)
)
in the presence of:	)

EXECUTED AS A DEED AND DELIVERED by	)
Peng Li, a director /s/ Peng Li	)
for and on behalf of	)
All AI Co., Limited	)
)
in the presence of:	)

EXECUTED AS A DEED AND DELIVERED by	)
Tang Huihui, a director /s/ Tang Huihui	)
for and on behalf of	)
Aureon Johan Co., Ltd	)
)
in the presence of:	)

EXECUTED AS A DEED AND DELIVERED by	)
Wang Lei, a director /s/ Wang Lei	)
for and on behalf of	)
Guardforce AI Co., Limited	)
)
in the presence of:	)

EXECUTED AS A DEED AND DELIVERED by	)
Wang Lei, a director /s/ Wang Lei	)
for and on behalf of	)
GFAI Robot Service (Hong Kong) Limited	)
in the presence of:	)